Exhibit 99.1
Post Holdings Announces Proposed Common Stock Offering

St. Louis, Missouri - January 26, 2015 - Post Holdings, Inc. (NYSE:POST) (the “Company”) today announced it intends to commence an underwritten public offering, subject to market and other conditions, of $240.0 million of its common stock. The specific number of shares the Company will issue in the offering will be such number of shares of its common stock as will result in gross proceeds from the offering of $240.0 million. The Company expects to grant the underwriters for the common stock offering a 30-day option to purchase up to an additional 15% of the number of shares of common stock issued.
The Company intends to use the net proceeds from the proposed common stock offering, together with cash on hand and up to approximately $700 million of new term loan borrowings, to fund the cash portion of the previously announced acquisition of MOM Brands Company (“MOM Brands”) and to pay related costs, fees and expenses. The final structure and terms of the acquisition financing will be subject to market and other conditions, and may be materially different than current expectations.
The offering is not contingent on the consummation of the acquisition of MOM Brands, and in the event the acquisition does not close, all of the proceeds of the common stock offering would be used for general corporate purposes, which could include, among other things, prepayment of outstanding debt, financing additional acquisition opportunities, working capital and capital expenditures.
Barclays Capital Inc., Credit Suisse Securities (USA) LLC, BofA Merrill Lynch, Goldman, Sachs & Co. and Nomura Securities International, Inc. are serving as book-running managers for the offering. BMO Capital Markets Corp., Rabo Securities USA, Inc., Stifel, Nicolaus & Company, Incorporated, and SunTrust Robinson Humphrey, Inc. are serving as co-managers for the offering. Barclays Capital Inc. and Credit Suisse Securities (USA) LLC will serve as representatives of the underwriters for the offering.

The common stock is being offered by the Company pursuant to a Form S-3 shelf registration statement (including a base prospectus) previously filed with the Securities and Exchange Commission (SEC) on March 10, 2014 and amended on May 19, 2014. Before you invest, you should read the prospectus in the registration statement, the related prospectus supplement and the other documents that Post has filed with the SEC for more complete information about Post and this offering. You may obtain the preliminary prospectus supplement for the offering, the registration statement and the other documents for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from the offices of Barclays Capital Inc., Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone: 888-603-5847 or by email: barclaysprospectus@broadridge.com; Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone: 800-221-1037, or by email at newyork.prospectus@credit-suisse.com; BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or by emailing dg.prospectus_requests@baml.com; Goldman, Sachs & Co., by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526; or Nomura Securities International, Inc., Attention: Equity Syndicate, Worldwide Plaza, 309 West 49th Street, 5th floor, New York, NY 10019-7316 or by telephone 212-667-9562.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed transactions will be completed as anticipated or at all.
Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626